THIRD AMENDMENT TO AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE

THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE (this "Third Amendment") is made this 22nd day of January, 2018, by and between Provectus Biopharmaceuticals, Inc., a Delaware corporation ("Borrower"), and Eric Wachter, Ph.D., an individual resident of the state of Tennessee ("Lender").

RECITALS:

WHEREAS, Borrower and Lender entered into that certain Amended and Restated Secured Convertible Promissory Note, dated April 3, 2017, as amended on January 22, 2018, in the original principal amount of up to $2,500,000 (the "Note"); and

WHEREAS, the parties desire to amend the Note as more particularly set forth in this Third Amendment.

AMENDMENT:

NOW, THEREFORE, for the premises considered, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties amend the Note as follows:

1. Definition "Automatic Conversion Date" of Section M. of the Note is hereby deleted in its entirety and replaced with the following:

> "Automatic Conversion Date" means the 18-month anniversary of the funding of the Final Tranche; provided, that the Automatic Conversion Date (i) shall be extended if, at the time of such 18-month anniversary date, a lawsuit is pending or threatened against the Borrower with respect to this Note, and shall be extended until the resolution of such lawsuit, (ii) shall be extended if the Borrower's proxy contest with the Culpepper Group is ongoing on such 18-month anniversary date until the date such proxy contest is finalized in favor of the Borrower, and (iii) shall never be deemed to occur if the Borrower ever loses the proxy contest to the Culpepper Group or any other group of investors led by Peter Culpepper or an Affiliate of the Culpepper Group or Peter Culpepper.

2. Binding Effect. Except as modified hereby, the Note shall remain in full effect and this Third Amendment shall be binding upon Borrower and Lender and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Note and the terms of this Third Amendment, the terms of this Third Amendment shall prevail. All remaining terms, conditions, and provisions in the Note shall remain unchanged and in full force and effect. All defined terms in the Note shall have the same meaning herein, unless otherwise amended.

3. Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one

document. To facilitate execution of this Third Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Third Amendment to physically form one document.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto set their hands as of the date above first stated.

MEGAN J. SEATON
STATE OF TENNESSEE
NOTARY PUBLIC
BLOUNT COUNTY

Notary for Timothy C. Scott
on 1/25/2018
exp. 3/25/2019

BORROWER:

PROVECTUS BIOPHARMACEUTICALS, INC.

By: ______________________

Name: Timothy C Scott

Title: President

LENDER:

ERIC WACHTER, PH.D.

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